SCHEDULE A
to the
PACER FUNDS TRUST DISTRIBUTION PLAN
(12b-1 Plan)

As Amended June 28, 2021

Series of Pacer Funds Trust	Rule 12b-1 Fee
Pacer Trendpilot® US Large Cap ETF	0.25%
Pacer Trendpilot® US Mid Cap ETF	0.25%
Pacer Trendpilot® 100 ETF	0.25%
Pacer Trendpilot® European Index ETF	0.25%
Pacer Autopilot Hedged European Index ETF	0.25%
Pacer US Export Leaders ETF	0.25%
Pacer International Export Leaders ETF	0.25%
Pacer Global Cash Cows Dividend ETF	0.25%
Pacer US Cash Cows 100 ETF	0.25%
Pacer Developed Markets International Cash Cows 100 ETF	0.25%
Pacer US Small Cap Cash Cows 100 ETF	0.25%
Pacer WealthShield ETF	0.25%
Pacer Benchmark Hotel & Lodging Real Estate SCTR℠ ETF	0.25%
Pacer Benchmark Apartments & Residential Real Estate SCTR℠ ETF	0.25%
Pacer Benchmark Healthcare Real Estate SCTR℠ ETF	0.25%
Pacer Benchmark Industrial Real Estate SCTR℠ ETF	0.25%
Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF	0.25%
Pacer Military Times Best Employers ETF	0.25%
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF	0.25%
Pacer CFRA-Stovall Global Seasonal Rotation ETF	0.25%
Pacer Trendpilot® International ETF	0.25%
Pacer Trendpilot® Fund of Funds ETF	0.25%
Pacer US Cash Cows Growth ETF	0.25%
Pacer Cash Cows Fund of Funds ETF	0.25%
Pacer Emerging Markets Cash Cows 100 ETF	0.25%
Pacer Trendpilot US Bond ETF	0.25%
Pacer American Energy Independence ETF	0.25%
Pacer BioThreat Strategy ETF	0.25%
Pacer Lunt Large Cap Alternator ETF	0.25%
Pacer Lunt Large Cap Multi-Factor Alternator ETF	0.25%
Pacer Lunt MidCap Multi-Factor Alternator ETF	0.25%
Pacer Salt High truBeta US Market ETF	0.25%
Pacer Salt Low truBetaTM US Market ETF	0.25%
Pacer Swan SOS Conservative (December) ETF	0.25%
Pacer Swan SOS Conservative (March) ETF	0.25%
Pacer Swan SOS Conservative (June) ETF	0.25%
Pacer Swan SOS Conservative (September) ETF	0.25%

Pacer Swan SOS Moderate (December) ETF	0.25%
Pacer Swan SOS Moderate (March) ETF	0.25%
Pacer Swan SOS Moderate (June) ETF	0.25%
Pacer Swan SOS Moderate (September) ETF	0.25%
Pacer Swan SOS Flex (December) ETF	0.25%
Pacer Swan SOS Flex (March) ETF	0.25%
Pacer Swan SOS Flex (June) ETF	0.25%
Pacer Swan SOS Flex (September) ETF	0.25%
Pacer Swan SOS Fund of Funds ETF	0.25%
Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF	0.25%
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF	0.25%